EXHIBIT 13.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of China Cablecom Holdings, Ltd. (the “Registrant”) on Form 20-F for the year ended December 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Pu Yue and Sikan Tong, the Chief Executive Officer and Chief Financial Officer of the Registrant, respectively certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, to the best of our knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Pursuant to the rules and regulations of the Securities and Exchange Commission, this certification is being furnished and not deemed filed.

December 5, 2013

/s/ Pu Yue
Name: Pu Yue
Title: Chief Executive Officer

/s/ Sikan Tong
Name: Sikan Tong
Title: Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.